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                                                                    Exhibit 5.1



                                 March 16, 2000


TelCom Semiconductor, Inc.
1300 Terra Bella Avenue
Mountain View, CA  94309


        RE:    REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

        We have examined the registration statement on Form S-3, as amended, filed by TelCom Semiconductor, Inc, a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 3,190,000 shares of the Company's common stock of which 3,000,000 shares are to be sold by the Company and 190,000 shares are to be sold by certain stockholders of the Company (the "Selling Stockholders"), plus an over-allotment option of up to 478,500 shares of the Company's common stock granted to the underwriters of which 378,999 shares are to be sold by the Company and 100,000 shares are to be sold by the Selling Stockholders (collectively, the "Shares"). The Shares are to be sold to the underwriters for resale to the public as described in the registration statement and pursuant to the underwriting agreement filed as an exhibit thereto.

        As legal counsel to the Company and the Selling Stockholders with respect to matters in connection with the public offering, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares. Based upon the foregoing, we are of the opinion that the Shares, when issued and sold by the Company and when sold by the Selling Stockholders, each in the manner described in the registration statement, will be duly authorized, validly issued, fully paid and non-assessable. We consent to the use of this opinion as an exhibit to the registration statement, and further consent to the use of our name wherever appearing in the registration statement, including the prospectus constituting a part thereof, and any amendment thereto.


                             Very truly yours,

                             /s/ Wilson Sonsini Goodrich & Rosati

                             WILSON SONSINI GOODRICH & ROSATI
                             Professional Corporation